CONSENT OF ARTHUR ANDERSEN LLP



                                                                   EXHIBIT 23.01


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Quintiles Transnational Corp.:

As independent public accountants, we hereby consent to the incorporation of our report dated January 26, 2001 (except with respect to the matter discussed in the first paragraph of Note 6, as to which the date is February 6, 2001) included in this Form 10-K, into the Company's previously filed Registration Statements 33-91026 on Form S-8, 333-03603 on Form S-8, 333-16553 on Form S-8,
333-40493 on Form S-8, 333-60797 on Form S-8, 333-75183 on Form S-8, 333-92987
on Form S-8, and 333-51272 on Form S-8.


                                               ARTHUR ANDERSEN LLP

Raleigh, North Carolina,
March 27, 2001.